EXHIBIT 99.1

NutraLife Bioscience, Inc. Receives License to Grow and Process Industrial Hemp Press Release | 03/14/2019

Coconut Creek, Florida, March 14, 2019 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE -- NutraLife Biosciences, Inc. (“the Company” or “NutraLife”) (OTCQB: NLBS) has received two licenses from the Wisconsin Department of Agriculture to grow and process industrial hemp within the state. The Company plans to develop efficient, cost reducing growing systems and processing technologies for industrial hemp.

Edgar Ward, Founder and CEO of NutraLife, commented: “As a company entering the bio-life sciences space it is our goal to become vertically integrated as a trusted supplier of raw bulk materials and insure the efficacy and quality of the products produced.”

According to a recent Hemp Industry Daily report, Wisconsin was deemed a ‘new and emerging market’ for hemp and hemp production. The report also names Wisconsin the ‘fastest-moving state yet to allow hemp industry to take root.’ Other up and coming states include California and Virginia, to name a few.

The Company’s in-house products include the NutraHempCBD and NutraSpray brands. The Company manufactures 100% of its in-house products at its FDA approved facility in accordance with GMP. The Company developed its first branded products in 2013. The Company’s product development, testing and research is conducted by four chemists under the supervision of Mr. Ward.

NutraLife Biosciences, Inc. is a fully reporting company with a class of securities registered with the U.S. Securities and Exchange Commission (“SEC”). The Company recently announced its financial results for the three (3) and nine (9) month period ended September 30, 2018 with revenue of $1,062,146 and $2,870,462 respectively compared to $652,385 and $1,027,727 for the three (3) and nine (9) month period ended September 30, 2017. NLBS’s filings with the SEC can be viewed at www.sec.gov. NLBS’s CBD products and information about the company’s direct sales program can be found online at www.nutrahempcbd.com and by following the company on Instagram.

* These statements have not been evaluated by the Food and Drug Administration.

* This product is not intended to diagnose, treat, cure or prevent any disease.

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Forward-Looking Statements

This communication contains statements of a forward-looking nature about NutraLife BioSciences, Inc., (the “Company”). These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words or phrases such as “may,” “will,” “except,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “future” or other similar expressions. The Company has based these forward-looking statements largely on the Company’s current expectations and projections about future events and financial trends that the Company believes may affect Company’s financial condition, results of operations, business strategy, and financial needs. There is no assurance that the Company’s current expectations and projections are accurate. All forward-looking statements in this press release are based on information available to the Company on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to differ materially from those implied by the forward-looking statements. More detailed information about these risk factors are set forth in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K with the Securities and Exchange Commission on April 17, 2018. The Company operates in a rapidly evolving environment. New risk factors emerge from time to time, and it is impossible for the Company’s management to predict all risk factors, nor can the Company assess the impact of all factors on Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. The Company does not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

Contact: NutraLife Biosciences, Inc.

6601 Lyons Road

Suite L-6 Coconut Creek

FL 33073 Telephone

Telephone 888-509-8901

www.Nutralifebiosciences.com

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